UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 17, 2019

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2019, Apollo Management Holdings, L.P. (the “Issuer”), an indirect subsidiary of Apollo Global Management, Inc., issued $300 million in aggregate principal amount of its 4.950% Fixed-Rate Resettable Subordinated Notes due 2050 (the “Notes”). The Notes were issued pursuant to that certain indenture, dated as of December 17, 2019 (the “Indenture”), among the Issuer, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XI, LLC, Apollo Principal Holdings XII, L.P., and AMH Holdings (Cayman), L.P. (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used herein without definition have the meanings set forth in the Indenture.

The Notes bear interest at a rate of 4.950% per annum accruing from December 17, 2019 to, but excluding, December 17, 2024 (the “First Call Date”). Interest is payable semi-annually in arrears on June 17 and December 17 of each year, commencing on June 17, 2020. On and after the First Call Date, the interest rate on the Notes for each Reset Period will be equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.266%. The Issuer has the right on one or more occasion to defer the payment of interest on the Notes for up to five consecutive years. During an optional deferral period, interest will continue to accrue on the Notes, and deferred interest payments will accrue additional interest at the then applicable interest rate on the Notes, compounded semi-annually as of each interest payment date to the extent permitted by applicable law. If the Issuer has exercised its right to defer interest payments on the Notes, neither the Issuer nor any Guarantor may generally make payments on or redeem or purchase any of its equity interests or any of its debt securities or guarantees that rank pari passu or junior to the Notes, subject to certain exceptions. The Notes will mature on January 14, 2050 unless earlier redeemed. The Notes are unsecured and subordinated obligations of the Issuer. The Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and subordinated obligations of the Guarantors.

On the First Call Date and any subsequent Reset Date, the Notes may be redeemed at the Issuer’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. If a Tax Redemption Event occurs, the Notes may be redeemed at the Issuer’s option, in whole but not in part, within 120 days of the occurrence of a Tax Redemption Event, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. If a Rating Agency Event occurs, the Notes may be redeemed at the Issuer’s option, in whole but not in part, within 120 days of the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. If a Change of Control Event occurs, the Notes may be redeemed at the Issuer’s option, in whole but not in part, within 60 days of the occurrence of such Change of Control Event, at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their respective subsidiaries or merge, consolidate or sell, transfer or lease assets. The Indenture also provides for customary payment and bankruptcy events of default. Neither the Trustee nor the holders of the Notes have the right to accelerate the amount due under the Notes pursuant to the Indenture.

The Notes were offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended.

Net proceeds from the sale of the Notes will be used for general corporate purposes which may include without limitation, to partially finance the purchase of $350 million of Athene Holding Ltd.’s Class A common shares to the extent such transaction is consummated.

The preceding is a summary of the terms of the Indenture and the Notes, and is qualified in its entirety by reference to the Indenture and the form of the Notes attached hereto as Exhibits 4.1 and 4.2, respectively, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 17, 2019, among Apollo Management Holdings, L.P., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 4.950% Fixed-Rate Resettable Subordinated Note due 2050 (included in Exhibit 4.1 hereto).

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: December 17, 2019	By:	/s/ Martin Kelly
Martin Kelly
Chief Financial Officer and Co-Chief Operating Officer